EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-51927 of HCB Bancshares, Inc. on Form S-8 of our report dated September 21, 2001, on our audit of the consolidated statements of income and comprehensive income, stockholders' equity, and cash flows of HCB Bancshares, Inc. for the year ended June 30, 2001, incorporated by reference in the Annual Report on Form 10-K of HCB Bancshares, Inc. for the year ended June 30, 2003.


/s/ Deloitte & Touche LLP

Little Rock, Arkansas
September 24, 2003